Exhibit 99.1

Firefly Neuroscience, an AI-Driven Brain Health Company, Appoints Healthcare-Industry Executive, David Johnson as Executive Chairman, Upon Closing of Its Merger Transaction with WaveDancer

FAIRFAX, Va. And TORONTO, On., May 14, 2024 (GLOBE NEWSWIRE) – Firefly Neuroscience, Inc. (“Firefly”), a pioneering artificial intelligence (“AI”) company developing innovative neuroscientific solutions to improve outcomes for patients with mental illnesses and neurological disorders, today announced the appointment of David Johnson as its Executive Chairman upon closing of its planned merger with WaveDancer, Inc. (“WaveDancer”) (NASDAQ: WAVD). Firefly has entered into a definitive agreement and plan of merger (as amended, the “Merger Agreement”) with WaveDancer, which has been approved by the stockholders of both companies and both companies are working towards meeting the final closing conditions.

Jon Olsen, Chief Executive Officer of Firefly, stated, “As we work towards the closing of our transaction with WaveDancer, we are actively pursuing adding talented industry professionals to our team. David brings to Firefly decades of healthcare and public company experience that will be invaluable to Firefly as we approach the next phase of our growth. On behalf of the entire team and our board, we welcome David to the team and look forward to working closing as we pioneer new approaches to mental health solutions.”

David Johnson previously served as Executive Chairman, Chairman and Chief Executive Officer of Enveric Biosciences. Mr. Johnson formerly served on the board of directors and as the President and Chief Executive Officer of Alliqua BioMedical, Inc. from November 2012 until April 2019. Mr. Johnson was formerly President of the ConvaTec Division of Bristol-Myers Squibb, Inc. until 2008 when he orchestrated a sale of the division from its pharmaceutical parent to Avista Capital Partners and Nordic Capital in a deal valued at $4.1 billion. Concurrently, he acquired and integrated the assets of Copenhagen-based Unomedical to expand ConvaTec Inc.’s manufacturing and infrastructure into Europe. From 2008 through 2012, Mr. Johnson served as the Chief Executive Officer of ConvaTec Inc. Prior to his tenure with ConvaTec Inc., Mr. Johnson held several senior positions in the U.S., Europe and Canada with Zimmer Inc., Fisher Scientific, and Baxter Corporation. He served as a member of ConvaTec Inc.’s board of directors and the board of the Advanced Medical Technology Association (AdvaMed), where he chaired the Global Wound Sector Team for four years. Mr. Johnson received an Undergraduate Business Degree in Marketing from the Northern Alberta Institute of Technology in Edmonton, Alberta, Canada, completed the INSEAD Advanced Management Program in Fontainebleau, France, and is a fellow of the Wharton School of the University of Pennsylvania. Firefly believes that Mr. Johnson’s extensive experience in the Life Sciences Industry, as well as his executive leadership experience, make him an asset who can serve as a bridge between Firefly’s board of directors and its executive officers.

Mr. Johnson commented, “Firefly is at the forefront of advanced diagnostic and treatment approaches for mental health. In my opinion, the company’s unique approach to integrating medical technology with the power of AI and big data, has the potential to dramatically change the approach of mental health treatment in our country. I look forward to working with Jon and the rest of the team at Firefly.”

About WaveDancer

WaveDancer, based in Fairfax, VA, has been servicing federal and commercial customers since 1979. WaveDancer is in the business of developing and maintaining information technology (“IT”) systems, modernizing client information systems, and performing other IT-related professional services to government and commercial organizations. For more information, please visit https://wavedancer.com/

About Firefly

Firefly is a medical technology and AI company developing and pioneering innovative neuroscientific solutions that improve outcomes for patients with mental illnesses and neurological disorders. The Company has developed its FDA-510(k) cleared Brain Network Analytics (“BNA”) software platform (the “BNA Platform”) and is focused on advancing diagnostic and treatment approaches for people suffering from mental illnesses and cognitive disorders, including depression, dementia, anxiety disorders, concussions, and attention-deficit/hyperactivity disorder (ADHD). Over the last 15 years the Company has invested approximately $60 million to develop its BNA software, compile a database of brain wave tests, gain patent protection, and receive FDA approval to market and sell the Platform. As a result, Firefly is now pursuing commercial launch of the BNA Platform in multiple markets, including pharmaceutical companies with drug research and clinical trial activities and medical practitioners for use in their clinics.

The BNA Platform is a software as a medical solution (SAMS) that was developed using artificial intelligence and machine learning on Firefly’s extensive proprietary database of standardized, high-definition longitudinal electroencephalograms (EEGs) of over 17,000 patients representing twelve disorders, as well as clinically normal patients. The BNA Platform, in conjunction with an FDA-cleared EEG system, can provide clinicians with comprehensive insights into brain function (cognition). These insights can enhance a clinician’s ability to accurately diagnose mental illnesses and cognitive disorders and to evaluate what therapy and/or drug is best suited to optimize a patient’s outcome.

Please visit, https://fireflyneuro.com/ , for more information.

Forward-Looking Statements

Certain statements in this press release and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws concerning WaveDancer, Firefly, the contemplated merger of WaveDancer and Firefly (the “Merger”), and other matters. These forward-looking statements include express or implied statements relating to WaveDancer’s and Firefly’s management teams’ expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting WaveDancer, Firefly or the Merger will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond WaveDancer’s or Firefly’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing of the Merger are not satisfied, including the failure to obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the Merger and the ability of each of WaveDancer and Firefly to consummate the Merger; risks related to WaveDancer’s continued listing on the Nasdaq Stock Market until closing of the Merger; risks related to WaveDancer’s and Firefly’s ability to correctly estimate their respective operating expenses and expenses associated with the Merger, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on WaveDancer’s or Firefly’s business relationships, operating results and business generally; costs related to the Merger; the outcome of any legal proceedings that may be instituted against WaveDancer, Firefly or any of their respective directors or officers related to the Merger Agreement or the Mergers contemplated thereby; the ability of WaveDancer or Firefly to protect their respective intellectual property rights; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; legislative, regulatory, political and economic developments; and those factors described under the heading “Risk Factors” in the WaveDancer’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors included in later filings, including any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those factors included under the heading “Risk Factors” in the registration statement on Form S-4 filed by WaveDancer with the SEC, as amended. Should one or more of these risks or uncertainties materialize, or should any of WaveDancer’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Forward-looking statements included in this press release only speak as of the date they are made, and neither WaveDancer nor Firefly undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

PH: (212) 896-1254

Valter@KCSA.com